UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2001
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

This Report on Form 8-K is being filed solely for the purpose of filing the description of the Common Stock and associated preferred share purchase rights of Exabyte Corporation ("Exabyte" or the "Company").

Description of Common Stock

On October 9, 1989, Exabyte Corporation filed a Registration Statement on Form 8-A for the purpose of registering its common stock, $.001 par value per share (the "Common Stock") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On October 13, 1989, the Company filed an Amendment No. 1 to its 8-A covering the Common Stock. Following is a description of the Common Stock

The Company is authorized to issue 50,000,000 shares of Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the preferred stock of any series as may be designated by the board of directors upon any issuances of the preferred stock of any series.

Exabyte has a staggered board of directors that is divided into three classes. Directors serve for a term of three years each. A director may be removed with cause by a majority of all of the outstanding shares of capital stock entitled to vote generally in the election of directors. A director may only be removed without cause by holders of at least 66 2/3% of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders, including the election of directors. There is no cumulative voting, and holders of the Common Stock do not have preemptive rights.

Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the board of directors and subject to any preferential dividend rights of any then outstanding preferred stock.

Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Company available for distribution, subject to any preferential rights of any then outstanding preferred stock.

Description of Preferred Share Purchase Rights

On January 29, 1991, Exabyte filed a Registration Statement on Form 8-A for the purpose of registering its rights (the "Rights") to purchase Series A Junior Participating Preferred Stock. On August 23, 1995, Exabyte filed on Form 8-K an Amendment No. 1 to its Registration Statement on Form 8-A covering the Rights. Following is a summary of the Rights, as amended.

On January 24, 1991, the Board of Directors of Exabyte declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on February 1, 1991 (the "Record Date") to the stockholders of record on that date, and a Right accompanies each share of Common Stock issued after that date. Each Right entitles the registered holder to purchase from the Company one share of Series A Participating Preferred Stock of the Company, at a price of $75 (the "Purchase Price"), subject to adjustment for certain events occurring after January 25, 1991. The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 24, 1991, and a First Amendment to Rights Agreement, dated as of August 23, 1995 (as so amended, the "Rights Agreement"), between the Company and Fleet National Bank (f/k/a First National Bank of Boston, as Rights Agent) (the "Rights Agent").

Initially, the Rights are evidenced by the stock certificates representing the Common Stock then outstanding, and no separate Right Certificates, as defined in the Rights Agreement, will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more such outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on February 15, 2001 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

The Purchase Price payable, and the number of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time after August 23, 1995 to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earning or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Common Stock is at all times subject to the availability of a sufficient number of authorized but unissued Common Stock.

In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by Acquiring Person (which will thereafter be void), will have the right to receive upon exercise that number of Common Stock having a market value of two times the Purchase Price of the Right (or, if such number of shares is not authorized, the Company may issue cash, debt, stock, or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become non-redeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the rights again become exercisable.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Stock per Right (or, if the number of shares is not authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

At any time prior to the earliest of (i) the close of business on the Shares Acquisition Date, or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to Adjustment for certain events occurring after January 24, 1991 (the "Redemption Price"). Following the expiration of these periods, the Rights become non-redeemable.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than the greater of (i) the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any Person and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	February 2, 2001	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)